Liberty Mint, Ltd.
Form S-8
Exhibit 23.2










          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Liberty Mint, Ltd., of our report dated April 11, 2001, relating to the financial statements of Liberty Mint, Ltd. for the year ended December 31, 2000, appearing in the annual report of Liberty Mint, Ltd. on Form 10-KSB for the year ended December 31, 2000.




PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
June 25, 2001
                             E-9
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